                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 TELEPHONE AND DATA SYSTEMS, INC.
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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
TELEPHONE AND DATA SYSTEMS, INC.
30 North LaSalle Street
Suite 4000
Chicago, Illinois 60602
Phone: (312) 630-1900
Fax: (312) 630-1908

                                                                      [TDS LOGO]

                                           April 19, 2000

Dear Fellow Shareholders:

    You are cordially invited to attend our 2000 annual meeting of shareholders on Friday, May 19, 2000, at 10:00 a.m., Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, in the auditorium on the 8(th) floor. At the meeting, we will report on the plans and accomplishments of Telephone and Data Systems, Inc.

    The formal notice of the meeting, our board of directors' proxy statement and our 1999 annual report are enclosed. At our 2000 annual meeting, shareholders are being asked to take the following regular actions:

    1.  elect four Class I directors; and

    2. ratify the selection of independent public accountants for the current fiscal year.

    The board of directors recommends a vote "FOR" its nominees for election as directors and "FOR" the proposal to ratify the selection of independent public accountants.

    In addition, as required by the rules of the SEC, the proxy statement includes a proposal submitted by a shareholder of TDS. Your board of directors recommends that you vote "AGAINST" this proposal.

    Our board of directors and members of our management team will be at the annual meeting to meet with shareholders and discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy card(s), whether or not you plan to attend the meeting.

    If you have any questions prior to the annual meeting, please call corporate relations at (312) 630-1900.

    We look forward to visiting with you at the annual meeting.

                               Very truly yours,

[SIGNATURE]                                 [SIGNATURE]

LeRoy T. Carlson                            LeRoy T. Carlson, Jr.
Chairman                                    President and Chief Executive Officer

                 PLEASE HELP US AVOID THE EXPENSE OF FOLLOW-UP
                       PROXY MAILINGS TO SHAREHOLDERS BY
           SIGNING AND RETURNING THE ENCLOSED PROXY CARD(S) PROMPTLY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

TO THE SHAREHOLDERS OF

                        TELEPHONE AND DATA SYSTEMS, INC.

    The 2000 annual meeting of shareholders of Telephone and Data
Systems, Inc., a Delaware corporation, will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the auditorium on Friday, May 19, 2000, at 10:00 a.m., Chicago time, for the following purposes:

    1. To elect four Class I members of the board of directors. Your board of directors recommends that you vote FOR its nominees for Class I director.

    2. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as our independent public accountants for the year ended December 31, 2000. Your board of directors recommends that you vote FOR this proposal.

    3. To consider and vote upon a shareholder proposal to request the board of directors to require that a substantial majority of the directors do not have certain relationships identified in the proposal. Your board of directors recommends that you vote AGAINST this proposal.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    We are first mailing this notice of annual meeting and proxy statement to you on or about April 19, 2000.

                               VOTING INFORMATION

WHAT IS THE RECORD DATE FOR THE MEETING?

    We have fixed the close of business on March 30, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

    A complete list of shareholders entitled to vote at the annual meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of the Company, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the annual meeting.

WHAT SHARES OF STOCK ENTITLE HOLDERS TO VOTE AT THE MEETING?

    We have the following three classes of stock outstanding, each of which entitle holders to vote at the meeting:

    - Common Shares;

    - Series A Common Shares; and

    - Preferred Shares.

    The Common Shares are listed on the American Stock Exchange under the symbol "TDS."

    No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

    No public market exists for the Preferred Shares. The Preferred Shares are divided into series, some of which are convertible into Common Shares. All holders of Preferred Shares vote together with the holders of Common Shares and Series A Common Shares, except in the election of directors. In the election of directors:

    - the following series of Preferred Shares issued before October 31, 1981 vote with the holders of Common Shares--Series A, B, D and N; and

    - the following series of Preferred Shares issued after October 31, 1981 vote together with the holders of Series A Common Shares--Series O, S, DD, GG, II, JJ, KK, LL, QQ and TT.

HOW WILL THE DIFFERENT CLASSES OF SHARES VOTE IN THE ELECTION OF DIRECTORS?

    Our board of directors is divided into three classes. Each year, one class is elected to serve for three years. At our 2000 annual meeting of shareholders, four Class I directors will be elected for a term of three years or until their successors are elected and qualified.

    The holders of Series A Common Shares and the holders of the Preferred Shares issued after October 31, 1981, voting as a group (collectively, the "Series A Holders"), will be entitled to elect three Class I directors. The holders of Common Shares and holders of the Preferred Shares issued before October 31, 1981, voting as a group (collectively, the "Common Holders"), will be entitled to elect one Class I director.

    The following shows certain information relating to the outstanding shares and voting power of such shares as of the record date:

                                                                                                      NUMBER OF     NUMBER OF
                                                                                                      DIRECTORS      CLASS I
                                                                                                      ELECTED BY    DIRECTORS
                                                   OUTSTANDING       VOTES PER         VOTING           VOTING       STANDING
CLASS OF COMMON STOCK                                 SHARES           SHARE           POWER            GROUP      FOR ELECTION
---------------------                           ------------------   ---------   ------------------   ----------   ------------
Series A Common Shares........................           6,958,391      10               69,583,910
Preferred Shares issued after 10/31/81........               4,771       1                    4,771
                                                                                 ------------------
  Series A Holders............................                                           69,588,681        8             3
                                                                                 ==================      ---           ---
Common Shares.................................          53,715,743       1               53,715,743
Preferred Shares issued prior to 10/31/81.....              83,286       1                   83,286
                                                                                 ------------------
  Common Holders..............................                                           53,799,029        4             1
                                                                                 ==================      ---           ---
  Total Directors.............................                                                            12             4
                                                                                                         ===           ===

HOW WILL THE DIFFERENT CLASSES OF SHARES VOTE WITH RESPECT TO RATIFICATION OF AUDITORS AND THE SHAREHOLDER PROPOSAL?

    The holders of Series A Common Shares, Common Shares and Preferred Shares will vote as a group with respect to the ratification of auditors and the shareholder proposal. Each of the outstanding Common Shares and Preferred Shares is entitled to one vote and each of the outstanding Series A Common Shares is entitled to ten votes with respect to these proposals. The following shows certain information relating to the outstanding shares and voting power of such shares as of the record date:

                                                             OUTSTANDING       VOTES PER       TOTAL VOTING
CLASS OF COMMON STOCK                                           SHARES           SHARE            POWER           PERCENT
---------------------                                     ------------------   ---------   --------------------   --------
Series A Common Shares..................................           6,958,391      10                 69,583,910     56.4%
Common Shares...........................................          53,715,743       1                 53,715,743     43.5%
Preferred Shares........................................              88,057       1                     88,057      0.1%
                                                                                           --------------------    ------
                                                                                                    123,387,710    100.0%
                                                                                           ====================    ======

HOW MAY I VOTE IN THE ELECTION OF DIRECTORS?

    COMMON HOLDERS. The Common Holders may, with respect to the election of the Class I director to be elected by the Common Holders:

    - vote FOR the election of such director nominee; or

    - WITHHOLD authority to vote for such director nominee.

    Our board of directors recommends a vote FOR its nominee for election as a Class I director by the Common Holders.

    SERIES A HOLDERS. The Series A Holders may, with respect to the election of the Class I directors to be elected by the Series A Holders:

    - vote FOR the election of such director nominees; or

    - WITHHOLD authority to vote for such director nominees.

    Our board of directors recommends a vote FOR its nominees for election as Class I directors by the Series A Holders.

HOW MAY I VOTE WITH RESPECT TO THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR
  ANDERSEN?

    A shareholder may, with respect to the proposal to ratify the selection of Arthur Andersen as our independent public accountants for 2000:

    - vote FOR approval,

    - vote AGAINST approval, or

    - ABSTAIN from voting on such proposal.

    Our board of directors recommends a vote FOR the ratification of the selection of Arthur Andersen.

HOW MAY I VOTE WITH RESPECT TO THE SHAREHOLDER PROPOSAL?

    A shareholder may, with respect to the shareholder proposal:

    - vote FOR approval,

    - vote AGAINST approval or

    - ABSTAIN from voting on such proposal.

    Our board of directors recommends a vote AGAINST the shareholder proposal.

HOW DOES THE TDS VOTING TRUST INTEND TO VOTE?

    The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust") holds 6,359,808 Common Shares, representing approximately 91% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust has the voting power to elect all of the directors elected by the Series A Holders and has approximately 51% of the voting power with respect to matters other than the election of directors.

    The TDS Voting Trust has advised us that it intends to vote as follows:

    - FOR the board of director's nominees for election as Class I directors by the Series A Holders;

    - FOR the proposal to ratify the selection of independent public accountants; and

    - AGAINST the shareholder proposal.

    The TDS Voting Trust does not have any votes with respect to directors elected by the Common Holders.

HOW DO I VOTE?

    Whether or not you intend to be present at the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. If you hold more than one class of our shares, you will find enclosed a separate proxy card for each holding. To assure that all your shares are represented, please return the enclosed proxy cards, as follows:

    - a proxy printed in black ink for Common Shares, including Common Shares owned through the TDS dividend reinvestment plan and through the TDS tax-deferred savings plan;

    - a proxy card printed in green ink for Series A Common Shares, including Series A Common Shares owned through the dividend reinvestment plan;

    - a proxy card printed in red ink for Preferred Shares issued before October 31, 1981; and

    - a proxy card printed in blue ink for Preferred Shares issued after October 31, 1981.

HOW WILL PROXIES BE VOTED?

    All properly executed and unrevoked proxies received in the accompanying form in time for our 2000 annual meeting of shareholders will be voted in the manner directed on the proxies.

    If no direction is made, a proxy by any shareholder will be voted:

    - FOR the election of the board of directors' nominees to serve as Class I directors;

    - FOR the proposal to ratify the selection of Arthur Andersen LLP as our independent public accountants for 2000; and

    - AGAINST the shareholder proposal.

    Proxies given pursuant to this solicitation may be revoked at any time prior to the closing of polls at the annual meeting, by written notice to the Secretary of TDS or attendance at the annual meeting of shareholders and notice to the Secretary of such revocation. Proxies may not be revoked after the polls are closed for voting.

WHAT CONSTITUTES A QUORUM FOR THE MEETING?

    In the election of directors, where a separate vote by a class or classes is required, the holders of a majority of the votes of the stock of such class or classes, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on the matter.

    The holders of a majority of the votes of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting in connection with the ratification of the selection of Arthur Andersen and the shareholder proposal.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

    COMMON HOLDERS. The election of the Class I director to be elected by the Common Holders requires the affirmative vote of holders of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote with respect to such director at the annual meeting. Accordingly, if a quorum exists, the person receiving a plurality of the votes of the Common Holders with respect to the election of such Class I director will be elected to serve as a Class I director. A majority of the votes entitled to be cast with respect to the election of such Class I director by such voting group constitutes a quorum for action on such proposal. Withheld votes and non-votes with respect to the election of such Class I director will not affect the outcome of the election of such director.

    SERIES A HOLDERS. The election of the Class I directors to be elected by the Series A Holders requires the affirmative vote of holders of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote with respect to such directors at the annual meeting. Accordingly, if a quorum exists, each person receiving a plurality of the votes of the Series A Holders with respect to the election of such Class I director will be elected to serve as a Class I director. A majority of the votes entitled to be cast with respect to the election of such Class I directors by such voting group constitutes a quorum for action on such proposal. Withheld and non-votes with respect to the election of such Class I directors will not affect the outcome of the election of such Class I directors.

WHAT VOTE IS REQUIRED WITH RESPECT TO THE PROPOSAL TO RATIFY AUDITORS?

    Assuming a quorum exists, the approval of the proposal to ratify the selection of Arthur Andersen LLP as our independent public accountants for 2000 requires the affirmative vote of a majority of the voting power of all shares of capital stock of TDS present in person or represented by proxy and entitled to vote with respect to such matter. A majority of the votes entitled to be cast on the proposal constitutes a quorum for action on that proposal. Abstentions will be treated as votes against this proposal. Non-votes will not affect the determination of whether such proposal is approved for purposes of such vote.

WHAT VOTE IS REQUIRED WITH RESPECT TO THE SHAREHOLDER PROPOSAL?

    Assuming a quorum exists, the approval of the shareholder proposal requires the affirmative vote of a majority of the voting power of all shares of capital stock of TDS present in person or represented by proxy and entitled to vote with respect to such matter. A majority of the votes entitled to be cast on the proposal constitutes a quorum for action on that proposal. Abstentions will be treated as votes against this proposal. Non-votes will not affect the determination of whether such proposal is approved for purposes of such vote.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The board of directors' nominees for election as Class I directors are identified in the tables below. In the event any such nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the board of directors.

NOMINEES

                   CLASS I DIRECTORS-TERMS TO EXPIRE IN 2003

    The following persons, if elected at our 2000 annual meeting of shareholders, will serve as directors until the 2003 annual meeting of shareholders or until their successors are elected and qualified:

NOMINEE FOR ELECTION BY COMMON HOLDERS

                                                                POSITION WITH TDS                        SERVED AS
NAME                               AGE                      AND PRINCIPAL OCCUPATION                   DIRECTOR SINCE
----                             --------   ---------------------------------------------------------  --------------
Martin L. Solomon..............     63      Director of TDS and Chairman and Chief Executive Officer        1997
                                            of American Country Holdings, Inc.

NOMINEES FOR ELECTION BY SERIES A HOLDERS

                                                                POSITION WITH TDS                        SERVED AS
NAME                               AGE                      AND PRINCIPAL OCCUPATION                   DIRECTOR SINCE
----                             --------   ---------------------------------------------------------  --------------
James Barr, III................     60      Director of TDS and President and Chief Executive Officer       1990
                                            of TDS Telecommunications Corporation

Sandra L. Helton...............     50      Director and Executive Vice President--Finance and Chief        1998
                                            Financial Officer of TDS

George W. Off..................     53      Director of TDS and Chairman of the board of directors of       1997
                                            Catalina Marketing Corporation

BACKGROUND OF NOMINEES

    MARTIN L. SOLOMON. Martin L. Solomon has been chairman and chief executive officer and a director of American Country Holdings, Inc., an insurance holding company, since June 1997. Prior to that time, Mr. Solomon had been occupied primarily as a private investor since 1990. He is the former vice chairman and director of Great Dane Holdings, Inc. and, in addition to TDS and American Country Holdings, Inc., is currently the director of three public companies:
XTRA Corporation, a lessor of truck trailers, marine containers and other equipment; Hexcel Corporation, a manufacturer of composite materials; and MFN Financial Corp., a finance company. Mr. Solomon is a current Class I director who was previously elected by the Common Holders.

    JAMES BARR, III. James Barr, III has been President and Chief Executive Officer and a director of TDS Telecom, a wholly-owned subsidiary of TDS which operates local telephone companies, for more than five years. Mr. Barr is also a director of Aerial Communications, Inc. (Nasdaq Stock Market listing symbol:
"AERL"), a subsidiary of the Company which offers broadband personal communications services. Mr. Barr is a current Class I director and was previously elected by the Series A Holders.

    SANDRA L. HELTON. Sandra L. Helton joined TDS as Executive Vice President--Finance and Chief Financial Officer in August 1998. Prior to joining the Company, Ms. Helton was the vice president and corporate controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time,
Ms. Helton was employed by Corning Incorporated for more than five years. At Corning Incorporated, Ms. Helton was senior vice president and treasurer between 1994 and 1997 and was vice president and treasurer between 1991 and 1994. Pursuant to the terms of Ms. Helton's employment letter agreement, dated
August 7, 1998, Ms. Helton was appointed as a Class I director of the board of directors in November 1998. Ms. Helton is also a director of United States Cellular Corporation (American Stock Exchange listing symbol: "USM"), a subsidiary of TDS which operates and invests in cellular telephone companies and properties, TDS Telecom and Aerial. Ms. Helton is a current Class I director and was previously elected by the Series A Holders.

    GEORGE W. OFF. George W. Off was elected as the chairman of the board of directors of Catalina Marketing Corporation, a New York Stock Exchange listed company, in July 1998. Mr. Off will retire from this position on July 18, 2000. Mr. Off served as president and chief executive officer of Catalina from 1994 to 1998. Prior to that, Mr. Off was president and chief operating officer between 1992 and 1994 and its executive vice president between 1990 and 1992. Catalina is a leading supplier of in-store electronic scanner-activated consumer promotions. Mr. Off is also a director of Source Information Management Co., a provider of information and management services for retail magazine sales.
Mr. Off is a current Class I director and was previously elected by the Series A Holders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES FOR DIRECTOR.

    The following additional information is provided in connection with Proposal 1.

                                OTHER DIRECTORS
                   CLASS II DIRECTORS-TERMS TO EXPIRE IN 2001

    The following persons are current Class II directors whose terms will expire at the 2001 annual meeting of shareholders:

ELECTED BY COMMON HOLDERS

                                                                POSITION WITH TDS                        SERVED AS
NAME                               AGE                      AND PRINCIPAL OCCUPATION                   DIRECTOR SINCE
----                             --------   ---------------------------------------------------------  --------------
Kevin A. Mundt.................     46      Director of TDS and Director and Vice President of Mercer       1997
                                            Management Consulting

Murray L. Swanson..............     59      Director of TDS and Managing Director of Sonera                 1983
                                            Corporation U.S.

ELECTED BY SERIES A HOLDERS

                                                                POSITION WITH TDS                        SERVED AS
NAME                               AGE                      AND PRINCIPAL OCCUPATION                   DIRECTOR SINCE
----                             --------   ---------------------------------------------------------  --------------
LeRoy T. Carlson, Jr...........     53      Director and President of TDS (Chief Executive Officer)         1968

Donald C. Nebergall............     71      Director and Consultant to TDS and other companies              1977

BACKGROUND OF CLASS II DIRECTORS

    KEVIN A. MUNDT. Kevin A. Mundt has been director and vice president of Mercer Management Consulting, a management consulting firm, since 1997. Prior to that time, he was a co-founder, and had been a director since 1984, of Corporate Decisions, Inc., a strategy consulting firm, which merged with Mercer Management Consulting in 1997.

    MURRAY L. SWANSON. Murray L. Swanson has been the managing director of Sonera Corporation U.S., a subsidiary of Sonera Corporation, a telecommunications company organized under the laws of Finland, since
October 1998. Prior to the appointment of Ms. Helton as TDS's Executive Vice President--Finance and Chief Financial Officer in August 1998, Mr. Swanson was TDS's Executive Vice President--Finance and Chief Financial Officer for more than five years. Pursuant to an employment agreement, Mr. Swanson continued to be employed by TDS until December 1998, at which time he retired from TDS. The employment agreement permitted Mr. Swanson to accept employment with Sonera prior to his retirement date with TDS. Mr. Swanson served as a director of U.S. Cellular, Aerial and TDS Telecom until his resignation from the board of directors of TDS Telecom in September 1998 and the Board of Directors of each of U.S. Cellular and Aerial in October 1998.

    Mr. Swanson has agreed to resign as a director of TDS effective as of the closing of the reorganization between Aerial and VoiceStream Wireless Corporation. The Board of Directors intends to seek a qualified person to fill the vacancy created by the resignation of Mr. Swanson.

    LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr., has been TDS's President and Chief Executive Officer for more than five years. Mr. LeRoy T. Carlson, Jr. is also Chairman and a director of U.S. Cellular, Aerial and TDS Telecom.
Mr. LeRoy T. Carlson, Jr. is the son of Mr. LeRoy T. Carlson and the brother of Mr. Walter C. D. Carlson and Dr. Letitia G. C. Carlson.

    DONALD C. NEBERGALL. Donald C. Nebergall has been a consultant to TDS and other companies since 1988. Mr. Nebergall was vice president of The Chapman Company, a registered investment advisory company located in Cedar Rapids, Iowa, from 1986 to 1988. Prior to that, he was the chairman of Brenton Bank & Trust Company, Cedar Rapids, Iowa, from 1982 to 1986, and was its president from 1972 to 1982.

                  CLASS III DIRECTORS-TERMS TO EXPIRE IN 2002

    The following persons are current Class III directors whose terms will expire at the 2002 annual meeting of shareholders:

ELECTED BY COMMON HOLDERS

                                                                POSITION WITH TDS                        SERVED AS
NAME                               AGE                      AND PRINCIPAL OCCUPATION                   DIRECTOR SINCE
----                             --------   ---------------------------------------------------------  --------------
Herbert S. Wander..............     65      Director of TDS and Partner, Katten Muchin Zavis,               1968
                                            Chicago, Illinois

ELECTED BY SERIES A HOLDERS

                                                                POSITION WITH TDS                        SERVED AS
NAME                               AGE                      AND PRINCIPAL OCCUPATION                   DIRECTOR SINCE
----                             --------   ---------------------------------------------------------  --------------
LeRoy T. Carlson...............     83      Director and Chairman of TDS                                    1968

Walter C. D. Carlson...........     46      Director of TDS and Partner, Sidley & Austin, Chicago,          1981
                                            Illinois

Letitia G. C. Carlson..........     39      Director of TDS, Physician and Assistant Professor at           1996
                                            George Washington University Medical Center

BACKGROUND OF CLASS III DIRECTORS

    HERBERT S. WANDER. Herbert S. Wander has had the principal occupation indicated for more than five years.

    LEROY T. CARLSON. LeRoy T. Carlson has had the principal occupation indicated for more than five years. He is a director of U.S. Cellular and Aerial. LeRoy T. Carlson is the father of LeRoy T. Carlson, Jr. and Walter C. D. Carlson and Dr. Letitia G. C. Carlson.

    WALTER C. D. CARLSON. Walter C. D. Carlson had the principal occupation indicated for more than five years. He is a director of U.S. Cellular and Aerial. Walter C. D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr. and Dr. Letitia G. C. Carlson. The law firm of Sidley & Austin provides legal services to TDS and its subsidiaries on a regular basis.

    LETITIA G. C. CARLSON. Dr. Letitia G. C. Carlson has had the principal occupation indicated for more than five years. Dr. Carlson is the daughter of LeRoy T. Carlson and the sister of LeRoy T. Carlson, Jr. and Walter C. D. Carlson.

COMMITTEES AND MEETINGS

    The board of directors held seven meetings during 1999. Each person who was a director during all of 1999 attended at least 75% of the meetings, except that Kevin A. Mundt attended five of seven meetings.

    The audit committee of the board of directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by our internal auditing staff and independent public accountants. The current members of the audit committee are:
Messrs. Walter C. D. Carlson (Chairman), George W. Off and Herbert S. Wander. The audit committee held five meetings in 1999. Each person who was a member of the audit committee during 1999 attended at least 75% of the meetings.

    The stock option compensation committee approves the annual salary, bonus and other cash compensation for the President, considers and approves long-term compensation for executive officers and considers and recommends to the board of directors any changes to long-term compensation plans or policies. The current members of the stock option compensation committee are: Mr. George W. Off (Chairman) and Dr. Letitia G. C. Carlson. All meetings and other actions of the stock option compensation committee in 1999 were attended or taken by both members of the committee.

    The primary function of the compensation committee is to approve the annual salary, bonus and other cash compensation of officers and key employees of TDS other than the President. The sole member of the compensation committee is LeRoy
T. Carlson, Jr., President of TDS. All actions of the compensation committee are taken by written consent.

    In late 1998, the board of directors established a special committee consisting of all directors of TDS other than Mr. Murray L. Swanson. The special committee was authorized to consider various alternatives with respect to TDS's investment in Aerial, including a spin-off of Aerial, and to make its recommendation to the TDS board of directors. The TDS board of directors believed that the consideration of such alternatives may involve confidential and privileged information relating to TDS's investment in Aerial, which might involve a conflict of interest with Sonera Corporation. Because Mr. Swanson is the managing director of Sonera Corporation U.S., a subsidiary of Sonera Corporation, the board of directors determined that it would be desirable to establish a committee consisting of all directors other than Mr. Swanson to consider such alternatives. The special committee held five meetings in 1999. All the members of the special committee attended at least 75% of the meetings held in 1999, except that George W. Off attended two of the five meetings.

                               EXECUTIVE OFFICERS

    In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of TDS and its subsidiaries who may be deemed to be executive officers of TDS for disclosure purposes under the rules of the SEC. Unless otherwise indicated, the position held is an office of TDS.

NAME                                     AGE                                POSITION
----                                   --------                             --------
John E. Rooney.......................     57      President and CEO of United States Cellular Corporation
Donald W. Warkentin..................     44      President and CEO of Aerial Communications, Inc.
Scott H. Williamson..................     49      Senior Vice President--Acquisitions and Corporate
                                                  Development
Thomas A. Burke......................     46      Vice President and Chief Information Officer
Michael K. Chesney...................     44      Vice President--Corporate Development
George L. Dienes.....................     69      Vice President--Corporate Development
C. Theodore Herbert..................     64      Vice President--Human Resources
Rudolph E. Hornacek..................     72      Vice President--Engineering
D. Michael Jack......................     57      Vice President and Corporate Controller
Peter L. Sereda......................     41      Vice President and Treasurer
Mark A. Steinkrauss..................     54      Vice President--Corporate Relations
Edward W. Towers.....................     52      Vice President--Corporate Development Operations
James W. Twesme......................     47      Vice President--Corporate Finance and Assistant Treasurer
Byron A. Wertz.......................     53      Vice President--Corporate Development
Gregory J. Wilkinson.................     49      Vice President and Secretary
Michael G. Hron......................     55      General Counsel and Assistant Secretary

BACKGROUND TO EXECUTIVE OFFICERS

    JOHN E. ROONEY. John E. Rooney succeeded H. Donald Nelson as President and Chief Executive Officer of U.S. Cellular as of April 10, 2000. Mr. Rooney has also been nominated for election as a director of U.S. Cellular. Mr. Rooney was previously employed by Ameritech Corporation for more than five years. Between 1996 and 1999, he was President, Ameritech Consumer Services; between 1992 and 1996 he was President, Ameritech Cellular Services; and between 1990 and 1992 he was Vice President and Treasurer of Ameritech Corporation.

    DONALD W. WARKENTIN. Donald W. Warkentin was appointed a director and President and Chief Executive Officer of Aerial in 1995. Prior to that time, Mr. Warkentin was vice president of multimedia marketing for US West Communications from 1994 to 1995. Before that, Mr. Warkentin was head of marketing for Mercury One-2-One in the United Kingdom, the world's first PCS venture.

    SCOTT H. WILLIAMSON. Scott H. Williamson was appointed Senior Vice President--Acquisitions and Corporate Development of TDS in February 1998. Prior to that time, he was Vice President--Acquisitions of TDS since 1995. Immediately before joining TDS, Mr. Williamson was vice president, corporate development of FMC Corporation, a manufacturer of machinery and chemicals, between 1993 and 1995.

    THOMAS A. BURKE. Thomas A. Burke was appointed Vice President and Chief Information Officer as of April 1, 2000. Prior to that time, he was employed by TDS for more than five years, most recently as President of TDS Computing Services, a division of TDS.

    MICHAEL K. CHESNEY.  Michael K. Chesney was appointed a Vice
President--Corporate Development of TDS in 1994. Prior to that, he was Director of Corporate Development of TDS for more than five years.

    GEORGE L. DIENES. George L. Dienes has been a Vice President--Corporate Development of TDS for more than five years.

    C. THEODORE HERBERT. C. Theodore Herbert has been Vice President--Human Resources of TDS for more than five years.

    RUDOLPH E. HORNACEK.  Rudolph E. Hornacek has been Vice
President--Engineering of TDS for more than five years. He was a director of TDS until his resignation in November 1998. He is currently director emeritus of TDS. Mr. Hornacek is a director of TDS Telecom and Aerial.

    D. MICHAEL JACK. D. Michael Jack was appointed Vice President and Corporate Controller of TDS in November 1999. Prior to joining TDS, Mr. Jack was employed by Cummins Engine Company, Inc. for more than five years. At Cummins Engine Company, Mr. Jack was executive director of its financial services division between 1998 to 1999; chief financial officer of the industrial business unit between 1996 to 1998; and division controller of worldwide operations prior to 1996.

    PETER L. SEREDA. Peter L. Sereda was appointed Vice President and Treasurer of TDS in February 1998. Prior to joining TDS, he was employed by Specialty Foods Corporation, a privately held company which produces meat and bakery products, between 1994 and 1998. At Specialty Foods Corporation, Mr. Sereda was vice president of finance-operations between 1997 and 1998, and was vice president and treasurer between 1994 and 1997.

    MARK A. STEINKRAUSS.  Mark A. Steinkrauss was appointed Vice
President--Corporate Relations of TDS in March 1998. Prior to joining TDS, Mr. Steinkrauss was employed by Fruit of the Loom, Inc., an international apparel company, for more than five years, most recently as vice president of corporate relations.

    EDWARD W. TOWERS. Edward W. Towers was appointed Vice President--Corporate Development Operations of TDS in 1997. Immediately prior thereto, Mr. Towers was Vice President--Market and Business Development of U.S. Cellular for more than five years.

    JAMES W. TWESME. James W. Twesme was appointed Vice President--Corporate Finance of TDS in January 1999. Prior to that time, he was Assistant Treasurer of TDS for more than five years.

    BYRON A. WERTZ. Byron A. Wertz was appointed a Vice President--Corporate Development of TDS in 1994. Prior to that, he was Director--Telecommunications Development of TDS for more than five years. Mr. Wertz is the nephew of LeRoy T. Carlson and the cousin of each of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Dr. Letitia G. C. Carlson.

    GREGORY J. WILKINSON. Gregory J. Wilkinson was appointed Vice President and Secretary of TDS in November 1999. Prior to that time, he was the Vice President and Controller of TDS for more than five years.

    MICHAEL G. HRON. Michael G. Hron was appointed General Counsel and Assistant Secretary of TDS in November 1999. Prior to that time, he was the Secretary of TDS for more than five years. He was also appointed General Counsel and Assistant Secretary of U.S. Cellular in December 1999. He has been a partner at the law firm of Sidley & Austin for more than five years. Sidley & Austin provided legal services to TDS and its subsidiaries in 1999.

    All of TDS's executive officers devote substantially all their time to TDS or its subsidiaries, except for Michael G. Hron who is a practicing attorney.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table summarizes the compensation paid by TDS to the President and chief executive officer of TDS and the four most highly compensated executive officers (based on the aggregate of the salary and bonus for 1999) in addition to the President and chief executive officer.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                  LONG-TERM COMPENSATION
                                                                         ----------------------------------------
                                                                                    AWARDS              PAYOUTS
                                           ANNUAL COMPENSATION           ----------------------------  ----------
                                   ------------------------------------  RESTRICTED     SECURITIES
                                                         OTHER ANNUAL       STOCK       UNDERLYING        LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY(2)  BONUS(3)  COMPENSATION(4)  AWARD(S)(5)  OPTIONS/SARS(6)  PAYOUTS(7)  COMPENSATION(8)
---------------------------  ----  ---------  --------  ---------------  -----------  ---------------  ----------  ---------------
LeRoy T. Carlson.........    1999  $458,000   $     --           --              --        17,600             --       $65,072
  Chairman                   1998   418,000    196,000      $56,840              --        57,420             --        70,019
                             1997   381,000    160,000           --              --         8,295             --        67,956

LeRoy T. Carlson, Jr.....    1999  $630,000   $     --           --              --        27,850             --       $27,619
  President (Chief           1998   570,000    310,000      $72,500              --        81,900             --        28,287
  Executive Officer)         1997   515,000    270,000           --              --        11,770             --        22,894

Sandra L. Helton.........    1999  $381,000   $270,000           --              --            --             --       $89,423
  Executive Vice             1998   107,889     84,000           --      $  101,625        30,000             --        21,446
  President--Finance (Chief  1997        --         --           --              --            --             --            --
  Financial Officer)

James Barr III...........    1999  $384,000   $203,000           --              --            --             --       $31,426
  President of TDS           1998   359,000    112,500           --              --            --       $327,410        34,108
  Telecommunications         1997   325,000    183,500           --              --            --             --        34,777
  Corporation

H. Donald Nelson(9)......    1999  $414,209   $275,000      $80,204      $  530,156        17,000             --       $35,748
  President of United        1998   371,589    232,000           --       1,108,006        17,000             --        39,788
  States Cellular            1997   337,709    135,000        8,438         254,837        25,178             --        34,468
  Corporation

------------

(1) Does not include the discount amount under any dividend reinvestment plan or any employee stock purchase plan because such plans are generally available to all eligible shareholders or salaried employees, respectively. Does not include the value of any perquisites and other personal benefits, securities or property because the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the above-named executive officers.

(2) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(3) Represents the dollar value of bonus (cash and non-cash) earned (whether received in cash or deferred) by the named executive officer for 1999, 1998 and 1997. However, bonuses for 1999 have not yet been determined for Messrs. LeRoy T. Carlson and LeRoy T. Carlson, Jr. and such persons have not received advance payments of any part of the 1999 bonus. See "Executive Officer Compensation Report."

(4) Represents the fair market value of phantom stock units credited to such officer with respect to deferred bonus compensation. See "Bonus Deferral and Stock Unit Match." Messrs. LeRoy T. Carlson and LeRoy T. Carlson, Jr. have deferred 100% of their 1998 bonuses and Mr. LeRoy T. Carlson elected to defer 100% of his 1999 bonus pursuant to the TDS 1999 Long-Term Incentive Plan. Because the bonus for 1999 has not yet been determined for Mr. LeRoy
    T. Carlson, the dollar value of the Company match phantom stock units cannot be determined at this time for such person. In addition, Mr. Nelson has deferred 100% of his bonus pursuant to a similar plan provided by U.S. Cellular and has received phantom stock units of USM Common Shares.

(5) With respect to Ms. Helton, represents the value of 3,000 restricted Common Shares granted to Ms. Helton based on the closing price of Common Shares on the date of grant. With respect to Mr. Nelson, represents the value of bonus and restricted USM Common Shares granted to Mr. Nelson, based on the closing price of USM Common Shares on the date of grant.

(6) Represents the number of shares subject to stock options and/or stock appreciation rights ("SARs") awarded during the fiscal year identified. Unless otherwise indicated by footnote, the awards represent options without tandem SARs and relate to TDS Common Shares. In the case of H. Donald Nelson, the amounts represent the number of USM shares subject to options and/or SARs awarded during the fiscal year identified.

(7) In 1998, Mr. Barr exercised options for an aggregate of 106,960 phantom stock units for 1995, 1996 and 1997, and received a net cash payment, prior to withholding taxes, of $327,410. See "TDS Telecom Phantom Incentive Option Plan."

(8) Includes contributions by the Company for the benefit of the named executive officer under the TDS tax-deferred savings plan ("TDSP"), the TDS employees' pension trust or the TDS wireless companies' pension plan ("Pension Plan"), including earnings accrued under a related supplemental benefit agreement, the TDS supplemental executive retirement plan ("SERP"), the dollar value of any insurance premiums paid during the covered fiscal year with respect to life insurance for the benefit of the named executive ("Life Insurance"), and reimbursement of moving expenses ("Moving Expenses"), as indicated below for 1999:

                                                              LEROY T.     LEROY T.     SANDRA L.                    H. DONALD
                                                              CARLSON    CARLSON, JR.    HELTON     JAMES BARR III     NELSON
                                                              --------   ------------   ---------   --------------   ----------
    TDSP....................................................  $ 2,880      $ 2,880       $ 2,800       $    --        $ 4,800
    Pension Plan............................................   27,465        7,539         2,990        15,155          7,422
    SERP....................................................   30,000       15,590         6,763        14,845         22,578
    Life Insurance..........................................    4,727        1,610           869         1,426            948
    Moving Expenses.........................................       --           --        76,001            --             --
                                                              -------      -------       -------       -------        -------
      Total.................................................  $65,072      $27,619       $89,423       $31,426        $35,748
                                                              =======      =======       =======       =======        =======

(9) All of Mr. Nelson's compensation is paid by U.S. Cellular. Mr. Nelson's annual compensation is approved by LeRoy T. Carlson, Jr., the Chairman of U.S. Cellular, and Mr. Nelson's long-term compensation is approved by the stock option compensation committee of U.S. Cellular. Mr. Nelson stepped down as President and Chief Executive Officer of U.S. Cellular on April 9, 2000. TDS and U.S. Cellular expect to finalize a retirement agreement with Mr. Nelson in the near term.

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding options and/or SARs.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1999

                                                                                                       POTENTIAL REALIZABLE
                                                                                                             VALUE AT
                                                                                                          ASSUMED ANNUAL
                                      NUMBER OF                                                        REALIZED STOCK PRICE
                                      SECURITIES     % OF TOTAL                                            APPRECIATION
                                      UNDERLYING    OPTIONS/SARS                                        FOR OPTION TERMS(4)
                                     OPTIONS/SARS    GRANTED TO    EXERCISE    MARKET    EXPIRATION   -----------------------
NAME                                  GRANTED(1)    EMPLOYEES(2)    PRICE     PRICE(3)      DATE          5%          10%
----                                 ------------   ------------   --------   --------   ----------   ----------   ----------
LeRoy T. Carlson(5)................     17,600          14.1%       $66.75     $66.75      5/14/09    $  738,825   $1,872,323

LeRoy T. Carlson, Jr.(5)...........     27,850          22.4%       $66.75     $66.75      5/14/09    $1,169,107   $2,962,738

H. Donald Nelson(6)................     17,000           9.9%       $44.00     $44.00      3/31/09    $  470,413   $1,192,119

------------

(1) Represents the number of TDS shares underlying options awarded during the year, except in the case of H. Donald Nelson, in which case the amount represents the number of USM shares underlying options or SARs awarded during the fiscal year.

(2) Represents the percent of total TDS shares underlying options awarded to all TDS employees during the fiscal year, except for H. Donald Nelson, in which case the percentage represents the percent of total USM shares underlying the total options awarded to all USM employees during the fiscal year.

(3) Represents the fair market value of shares as of the award date.

(4) Represents the potential realizable value of each grant of options, assuming that the market price of the shares underlying the options appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

(5) Pursuant to the TDS long-term incentive plan, on May 14, 1999, such named executive officers were granted options (the "1998 Performance Options") to purchase TDS Common Shares based on the achievement of certain levels of corporate and individual performance in 1998 as contemplated by the TDS long-term incentive plan. The purchase price per TDS Common Share subject to the 1998 Performance Options is the average of the closing price of the TDS Common Shares on the American Stock Exchange for the 20 trading days ended on the trading day immediately preceding the grant date. The 1998 Performance Options became exercisable on December 15, 1999.

(6) It is expected that such USM options will become exercisable upon Mr. Nelson's retirement, at the exercise price of $44.00 per share.

                  AGGREGATED OPTION/SAR EXERCISES IN 1999, AND
                       DECEMBER 31, 1999 OPTION/SAR VALUE

                                                                                         AS OF DECEMBER 31, 1999
                                                                         --------------------------------------------------------
                                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     1999                 UNDERLYING UNEXERCISABLE            IN-THE-MONEY
                                         -----------------------------         OPTIONS/SARS(3)              OPTIONS/SARS(4)
                                         SHARES ACQUIRED      VALUE      ---------------------------   --------------------------
NAME                                     ON EXERCISE(1)    REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISED
----                                     ---------------   -----------   -----------   -------------   -----------   ------------
LeRoy T. Carlson
  1998 Performance Options(5)..........                                     17,600            --       $ 1,042,800    $       --
  1998 Automatic Options(6)............                                     26,400        13,200         2,171,400     1,085,700
  1997 Performance Options(7)..........                                     17,820            --         1,536,975            --
  1996 Performance Options(8)..........                                      8,295            --           681,185            --
  1995 Performance Options(9)..........                                      9,367            --           734,373            --
  1994 Performance Options(10).........                                      9,476            --           832,751            --
  1994 Automatic Options(11)...........                                     36,050            --         2,826,681            --
                                                                           -------        ------       -----------    ----------
    Total..............................                                    125,008        13,200       $ 9,826,165    $1,085,700
                                                                           =======        ======       ===========    ==========
LeRoy T. Carlson, Jr.
  1998 Performance Options(5)..........                                     27,850            --       $ 1,650,113    $       --
  1998 Automatic Options(6)............                                     36,400        18,200         2,993,900     1,496,950
  1997 Performance Options(7)..........                                     27,300            --         2,354,625            --
  1996 Performance Options(8)..........                                     11,770            --           966,552            --
  1995 Performance Options(9)..........                                     13,233            --         1,037,467            --
  1994 Performance Options(10).........                                     13,114            --         1,152,458            --
  1994 Automatic Options(11)...........                                     47,100            --         3,693,111            --
  1988 Options(12).....................       80,879       $3,145,384           --            --                --            --
                                                                           -------        ------       -----------    ----------
    Total..............................                                    176,767        18,200       $13,848,226    $1,496,950
                                                                           =======        ======       ===========    ==========
Sandra L. Helton(13)...................                                     24,000        12,000       $ 2,211,120    $1,105,560
                                                                           =======        ======       ===========    ==========
James Barr III
  1990 Options(14).....................                                     20,000            --       $ 1,720,000    $       --
                                                                           =======        ======       ===========    ==========
H. Donald Nelson(15)
  USM 1999 Automatic Options(16).......           --       $       --           --        17,000       $        --    $  967,980
  USM 1998 Automatic Options(17).......        3,400          221,204           --        13,600                --       911,200
  USM 1997 Automatic Options(18).......        6,800          501,819           --        10,200                --       772,038
  USM 1996 Performance Options(19).....        8,178          630,635           --            --                --            --
  USM 1995 Performance Options(20).....        7,960          506,629           --            --                --            --
  USM 1994 Performance Options(21).....        9,136          517,500           --            --                --            --
  USM 1994 Automatic Options(22).......       28,200          742,946           --            --                --            --
  USM SARs(23).........................       26,400          932,888           --         9,600                --       825,024
                                             -------       ----------      -------        ------       -----------    ----------
    Total..............................       90,074       $4,053,621           --        50,400       $        --    $3,476,242
                                             =======       ==========      =======        ======       ===========    ==========

------------

(1) Represents the number of TDS Common Shares with respect to which the options or SARs were exercised or, in the case of H. Donald Nelson, USM Common Shares.

(2) Represents the aggregate dollar value realized upon exercise, based on the difference between the exercise price and the fair market value of the shares on the date of exercise.

(3) Represents the number of TDS Common Shares subject to options and/or SARs, except for H. Donald Nelson, in which case the information is presented with respect to USM shares. All options are transferable to permitted transferees.

(4) Represents the aggregate dollar value of in-the-money, unexercised options and SARs held at the end of the fiscal year, based on the difference between the exercise price and $126.00, the market value of TDS Common Shares on December 31, 1999 or, with respect to options for USM shares, $100.94, the market value of USM Common Shares on December 31, 1999.

(5) Such options became exercisable on December 15, 1999 and are exercisable until May 14, 2009 at the exercise price of $66.75 per share.

(6) Such options became exercisable with respect to one-third of the shares on each of December 15, 1998 and December 15, 1999 and will become exercisable with respect to one-third of the shares on December 15, 2000, and are exercisable until November 5, 2007 at the exercise price of $43.75 per share.

(7) Such options became exercisable on December 15, 1998 and are exercisable until June 22, 2008 at the exercise price of $39.75 per share.

(8) Such options became exercisable on December 15, 1997 and are exercisable until December 15, 2007 at the exercise price of $43.88 per share.

(9) Such options became exercisable on December 15, 1996 and are exercisable until December 15, 2006 at the exercise price of $47.60 per share.

(10) Such options became exercisable on December 15, 1995 and are exercisable until December 15, 2005 at the exercise price of $38.12 per share.

(11) Such options became exercisable in annual increments of 20% on each of December 15, 1995 and on the first through the fourth anniversaries of such date, and are exercisable until November 4, 2004 at the exercise price of $47.59 per share.

(12) Options for a total of 127,500 shares were granted on March 14, 1988 to become exercisable with respect to 12,750 shares on March 14 of each year between 1989 through 1998.

(13) Such options became exercisable with respect to 12,000 shares on December 15, 1998 and 1999 and will become exercisable with respect to 12,000 shares on December 15, 2000, and are exercisable until September 15, 2008 at an exercise price of $33.87 per share.

(14) The 1990 Options were granted on January 15, 1990, became exercisable with respect to 2,000 shares on January 15 of each year between 1991 through 2000, and are exercisable until January 15, 2001 at the exercise price of $40.00 per share.

(15) Mr. Nelson stepped down as President and Chief Executive Officer on
    April 9, 2000. It is expected that all unvested options held by Mr. Nelson will become fully vested and exercisable upon his retirement from U.S. Cellular.

(16) The USM 1999 Automatic Options were originally scheduled to become exercisable in annual increments of 20% on March 31 of each year beginning in 2000 and ending in 2004, and were exercisable until March 31, 2009 at the exercise price of $44.00 per share.

(17) The USM 1998 Automatic Options were originally scheduled to become exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, and were exercisable until March 31, 2008 at the exercise price of $33.94 per share.

(18) The USM 1997 Automatic Options were originally scheduled to become exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and were exercisable until May 14, 2007 at the exercise price of $25.25 per share.

(19) The USM 1996 Performance Options became exercisable on December 15, 1997 and were exercisable until May 1, 2007 at the exercise price of $24.48 per share.

(20) The USM 1995 Performance Options became exercisable on December 15, 1996 and were exercisable until May 1, 2006 at the exercise price of $34.60 per share.

(21) The USM 1994 Performance Options became exercisable on December 15, 1995 and were exercisable until May 1, 2005 at the exercise price of $29.33 per share.

(22) The USM 1994 Automatic Options became exercisable in annual increments of 20% on each of December 15, 1994, and on the first through the fourth anniversaries of such date, and were exercisable until November 9, 2004 at the exercise price of $32.25 per share.

(23) The USM SARs were granted in 1988 and are exercisable at the exercise price of $15.00 per share.

TDS TELECOM PHANTOM INCENTIVE OPTION PLAN

    Mr. James Barr III participates in the TDS Telecom phantom stock incentive plan (the "TDS Telecom Plan"). The TDS Telecom Plan was adopted by TDS Telecom in 1997 and relates to the five-year period beginning on January 1, 1995. Under the TDS Telecom Plan, Mr. Barr was awarded certain phantom stock units by the Chairman of TDS Telecom. The award consists of automatic awards and performance awards. The automatic awards vest in five equal annual installments beginning on December 15, 1995. The performance awards include a corporate performance award and an individual performance award. The performance awards vest on December 15 of the year following the performance year to which they relate. When vested, the phantom stock option units may be exercised at an exercise price determined in accordance with the terms of the plan. All phantom stock unit options expire on July 1, 2003. Upon exercise of the phantom stock units, Mr. Barr will receive a cash payment equal to the difference between the exercise price and the implied value of the phantom stock unit as provided in the TDS Telecom Plan. In 1998, Mr. Barr exercised options for an aggregate of 106,960 phantom stock units for 1995, 1996 and 1997, and received a net cash payment, prior to withholding taxes, of $327,410. See "Summary Compensation Table."

    The following table summarizes the award of options for phantom stock units to Mr. Barr in 1999:

           TDS TELECOM PHANTOM STOCK PLAN-AWARDS IN LAST FISCAL YEAR

                                                                                    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                        PERFORMANCE OR OTHER                  PRICE-BASED PLANS(3)
                          NUMBER OF SHARES, UNITS              PERIOD               -----------------------------------------
NAME                        OR OTHER RIGHTS(1)      UNTIL MATURATION OR PAYOUT(2)   THRESHOLD (#)   TARGET (#)   MAXIMUM (#)
----                      -----------------------   -----------------------------   -------------   ----------   ------------
James Barr III..........          40,636                         1998                     -0-         22,558        67,674

------------

(1) Represents the number of performance phantom stock option units which were granted with respect to 1998.

(2) Represents the fiscal year to which such phantom stock units relate.

(3) The minimum threshold number is zero since no performance options may be granted if threshold performance is not achieved. The target and maximum numbers represent the additional units which may be awarded at target or maximum performance, respectively.

PENSION PLANS AND SUPPLEMENTAL BENEFIT AGREEMENTS

    The TDS employees' pension trust (the "TDS Pension Plan") is a defined contribution plan designed to provide retirement benefits for eligible employees of the Company and certain of its affiliates which adopt the TDS Pension Plan. Annual employer contributions based upon actuarial assumptions are made under a formula designed to fund a target pension benefit for each participant commencing generally upon the participant's attainment of retirement age. The amounts of the annual contributions are included above in the Summary Compensation Table under "All Other Compensation."

    U.S. Cellular has adopted the TDS wireless companies' pension plan (the "Wireless Pension Plan"). The Wireless Pension Plan, a qualified non-contributory defined contribution pension plan, provides pension benefits for employees of U.S. Cellular. Under the Wireless Pension Plan, pension costs are calculated separately for each participant and are funded currently. The amounts of the annual contributions for H. Donald Nelson is included above in the Summary Compensation Table under "All Other Compensation."

    The TDS supplemental executive retirement plan ("SERP") provides supplemental benefits under the TDS Pension Plan and the Wireless Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

    In 1980, TDS entered into a non-qualified supplemental benefit agreement with LeRoy T. Carlson which, as amended, requires TDS to pay a supplemental retirement benefit to Mr. Carlson in the amount of $47,567 plus interest at a rate equal to 1/4% under the prime rate for the period from May 15, 1981 (the date of Mr. Carlson's 65th birthday) to May 31, 1992, in five annual installments beginning June 1, 2001, plus interest at 9 1/2% compounded semi-annually from June 1, 1992. The agreement was entered into because certain amendments made to the TDS Pension Plan in 1974 had the effect of reducing the amount of retirement benefits which Mr. Carlson would receive under the TDS Pension Plan. The payments to be made under the agreement, together with the retirement benefits under the TDS Pension Plan, were designed to permit
Mr. Carlson to receive approximately the same retirement benefits he would have received had the TDS Pension Plan not been amended. All the interest accrued under this agreement is included above in the Summary Compensation Table under "All Other Compensation" and identified in footnote 8 thereto as contributions under the TDS Pension Plan.

    In 1988, U.S. Cellular entered into a non-qualified supplemental benefit agreement with H. Donald Nelson which requires U.S. Cellular to pay a supplemental retirement benefit to Mr. Nelson. The agreement was entered into because Mr. Nelson's employment with TDS was terminated upon the completion of the initial public offering of U.S. Cellular Common Shares in 1988 and, as a result, he was no longer eligible to participate in the TDS Pension Plan. Under the supplemental benefit agreement, U.S. Cellular is obligated to pay
Mr. Nelson an amount equal to the difference between the retirement benefit he will receive from the TDS Pension Plan and that which he would have received had he continued to work for TDS, less any amounts which he is entitled to receive under any other qualified pension plan (such as the Wireless Pension Plan). U.S. Cellular will pay any such benefit at the same time as Mr. Nelson receives payments from the TDS Pension Plan. The actual benefits payable to Mr. Nelson as a result of his retirement will be determined actuarially. Because the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included above in the Summary Compensation Table.

DEFERRED COMPENSATION AGREEMENTS

    Mr. H. Donald Nelson and Mr. James Barr III are parties to executive deferred compensation agreements, pursuant to which such persons had a specified percentage of gross compensation deferred and credited to a deferred compensation account. The deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such persons. The amount of compensation deferred by such persons is included in and reported with all other non-deferred compensation in the "Summary Compensation Table." No amount is included in the Summary Compensation Table for the interest earned on such deferred compensation because such interest rate is intended to approximate a market rate.

BONUS DEFERRAL AND STOCK UNIT MATCH PROGRAM

    The 1998 long-term incentive plan (the "1998 Plan") provides the opportunity for those who are employed by TDS at the position of Vice President or above to defer receipt of a portion of their bonuses and receive TDS matching stock unit credits. Executives may elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred up to $250,000. Deferred compensation will be deemed invested in phantom TDS Common Shares. TDS match amounts will depend on the amount of annual bonus that is deferred into stock units. Participants receive a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and a 33% match for amounts that exceed 50% of their total annual bonus. The matched stock units vest ratably at a rate of one-third per year over three years. The fair market value of the matched stock units are reported in the Summary Compensation Table under "Other Annual Compensation."

    LeRoy T. Carlson and LeRoy T. Carlson, Jr., each elected to defer 100% of their bonuses for 1998 and LeRoy T. Carlson elected to defer 100% of his bonus for 1999 under the 1998 Plan. Accordingly, each of LeRoy T. Carlson and LeRoy T. Carlson, Jr. will receive a 25% stock unit match for 50% of their deferred bonuses and a 33% match for 50% of their deferred bonuses for such years under the 1998 Plan. The bonuses for 1999 have not yet been determined for Mr. LeRoy
T. Carlson and, therefore, the dollar value of the company match phantom stock units cannot be determined at this time for Mr. LeRoy T. Carlson. See the "Summary Compensation Table."

    In addition, U.S. Cellular has a similar plan pursuant to which H. Donald Nelson has deferred compensation and receives stock unit matches with respect to USM Common Shares, as reported in the Summary Compensation Table under "Other Annual Compensation."

OTHER AGREEMENTS

    TDS has entered into an agreement with LeRoy T. Carlson whereby it will employ Mr. Carlson until he elects to retire. Mr. Carlson is to be paid at least $60,000 per annum until his retirement. The agreement also provides that upon his retirement, Mr. Carlson will be retained by TDS as a part-time consultant (for not more than 60 hours in any month) until his death or disability. Upon his retirement, Mr. Carlson will receive $75,000 per annum as a consultant, plus increments beginning in 1985 equal to the greater of three percent of his consulting fee or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. If Mr. Carlson becomes disabled before retiring, TDS can elect to discontinue his employment and retain him in accordance with the consulting arrangement described above. Upon Mr. Carlson's death (unless his death follows his voluntary termination of his employment or the consulting arrangement), his widow will receive until her death an amount equal to that which Mr. Carlson would have received as a consultant. TDS may terminate payments under the agreement if Mr. Carlson becomes the owner of more than 21% of the stock, or becomes an officer, director, employee or paid agent of any competitor of TDS within the continental United States. No amounts were paid or payable under this agreement in 1999, 1998 or 1997, and no amounts related thereto are included above in the Summary Compensation Table.

    Sandra L. Helton was hired as TDS's Executive Vice President-Finance and Chief Financial Officer on August 10, 1998. Pursuant to a letter agreement between TDS and Ms. Helton, dated August 7, 1998, Ms. Helton is entitled to
(1) a base salary at the annual rate of $365,000 per year through December 31, 1998, with annual reviews on January 1st of each subsequent year; and
(2) starting in 1999, a target bonus opportunity of 50% of base salary for the year with bonuses above this level for superior performance. Under this letter agreement, Ms. Helton received a signing bonus of 3,000 shares of TDS restricted stock, which vest with respect to one third of the shares on each of her first three anniversary dates with TDS. Ms. Helton also received a non-qualified stock option consisting of two parts: (a) an automatic grant of 36,000 stock option shares which vests in three equal annual installments of 12,000 shares, and
(b) an opportunity to receive performance based non-qualified stock options to purchase 12,000 shares of TDS stock if target level individual performance levels are achieved in 1999. The letter agreement also provided that Ms. Helton would receive a seat on the TDS Board of Directors. In addition, the letter agreement entitled Ms. Helton to be reimbursed for moving related expenses and to receive certain other benefits.

COMPENSATION OF DIRECTORS

    The board of directors has adopted a compensation plan (the "Non-Employee Directors' Plan") for non-employee directors. A non-employee director is a director of TDS who is not an employee of TDS or its affiliates, U.S. Cellular, Aerial or TDS Telecom. The purpose of the Non-Employee Directors' Plan is to provide for reasonable compensation to non-employee directors in connection with their services to TDS, in order to induce qualified persons to become and serve as non-employee members of the board of directors.

    The Non-Employee Directors' Plan provides that, effective for the twelve month period ending at the time of TDS's annual meeting, each non-employee director will receive an annual director's fee of $24,000; and each director of TDS who is not an employee of any affiliate will continue to receive a fee of $1,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel for attendance at each regularly scheduled or special meeting of the board of directors. The Non-Employee Directors' Plan also provides that each director of TDS who is not an employee of any affiliate will receive a fee of $750, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel for attendance at each meeting of the audit committee, stock option compensation committee or other committee established by resolution of the board of directors.

    Under the Non-Employee Directors' Plan, an amount equal to 50% of the annual director's fee will be paid immediately prior to TDS's annual meeting of shareholders by the delivery of Common Shares of TDS having a fair market value as of the date of payment equal to such percentage of the annual fee. In addition, under the Non-Employee Directors' Plan, an amount equal to 33% of each committee meeting fee will be accumulated and paid immediately prior to TDS's annual meeting of shareholders by the delivery of Common Shares of TDS having a fair market value as of the date of payment equal to such percentage of such fee. TDS has reserved 15,000 TDS Common Shares of TDS for issuance pursuant to the Non-Employee Directors' Plan.

    Donald C. Nebergall, a director of TDS, also received $15,000 as a bonus and $198,850 in 1999 for consulting services provided to TDS and was reimbursed for out-of-pocket expenses incurred in connection with such services.

    In addition, TDS pays life insurance premiums on behalf of directors. Except for such life insurance premiums, directors who are also employees of TDS or any affiliate do not receive any additional compensation for services rendered as directors.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., President, who serves as the compensation committee of the board of directors for all executive officers of TDS other than the President, and by the TDS stock option compensation committee of the board of directors which approves all compensation for the President and approves long-term compensation to executive officers who are employees of TDS. Long-term compensation for H. Donald Nelson is approved by the stock option compensation committee of U.S. Cellular (as described in its report in the proxy statement of U.S. Cellular).

    TDS's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of TDS. TDS's policies are based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have control and which are important to TDS's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of TDS and should be sufficient to enable TDS to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and an annual bonus. TDS evaluates the annual compensation of each executive officer on an aggregate basis by combining the base salary and bonus, and also evaluates the level of the base salary and the bonus separately. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on the individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President (chief executive officer). Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies. These other companies include the companies included in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the President, based on similar size, function, geography or otherwise. No written or formal list of specific companies is prepared. Instead, as discussed below, the President is provided with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The President uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer. The base salary of each officer is set within a range considered appropriate in the judgment of the President based on an assessment of the particular responsibilities and performance of such officer, taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the immediately preceding year. The President makes a personal determination of the appropriate range based on the total mix of information available to him. The range considered to be relevant by the President is based on his informed judgment, using the information provided to him by the Vice President of Human Resources, as discussed below. The range is not based on any formal analysis nor is there any documentation of the range which the President considers relevant in making his compensation decisions. The salary of the executive officers is believed to be at or slightly above the median of the range considered to be relevant in the judgment of the President.

    Annually, the nature and extent of each executive officer's major accomplishments and contributions for the year are determined through written information prepared by the executive and by others familiar with his or her performance, including the executive's direct supervisor. With regard to all executive officers other than the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well TDS did as a whole during the year and the extent to which the President believes the executive officer contributed to the results. With respect to executive officers having primary responsibility over a certain business unit or division of TDS, the President considers the performance of the business unit or division and makes an assessment of the contribution of the executive officer thereto. No specific measures of performance are considered determinative in the compensation of executive officers. Instead, all the facts and circumstances are taken into consideration by the President in his executive compensation decisions. Ultimately, it is the informed judgment of the President that determines an executive's salary and bonus, this being based on the total mix of information rather than on any specific measures of performance.

    The primary focus of TDS is increasing long-term shareholder value through growth, measured primarily in such terms as revenues, customer units in service, operating cash flow (operating income plus depreciation and amortization) and operating income. However, there is no quantifiable or direct relationship between compensation and such or any other measures of performance. Instead, such compensation decisions are made subjectively considering such performance measures, as well as all other facts and circumstances in general terms.

    Other than for the President of TDS, the President of TDS approves annual compensation for executive officers of TDS and each of its business units or divisions. The Vice President-Human Resources accumulates and prepares various materials, including relevant base pay and bonus information, for the annual compensation reviews of executive officers. These materials are reviewed by the President along with various performance evaluation information. The President will determine the bonus for 1999 and base salary for 2000 for all executives other than himself. TDS has no written or formal corporate bonus plan. The bonuses for corporate executive officers are determined by the President based on his evaluation of each executive's contribution to TDS, the achievement of individual objectives, the performance of the Company and/or its business units and divisions and all other facts and circumstances considered relevant in his judgment. The 1999 bonuses approved for the named executives are listed above in the Summary Compensation Table.

    The annual compensation of the President (Chief Executive Officer) of TDS is approved or adjusted by the stock option compensation committee. In addition to the factors described above for all executive officers in general, the Vice President-Human Resources prepares an analysis of compensation paid to chief executive officers of other comparable companies. These other companies include the companies included in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the President, based on similar size, function, geography or otherwise. This information is presented to the stock option compensation committee which approves the final base salary and bonus of the President based on such information. The stock option compensation committee approved a 1998 bonus of $310,000 for the President, and increased his 1999 base salary to $630,000, representing an increase of $60,000 or 10.5% over his base salary of $570,000 in 1998. The stock option compensation committee has not yet approved the President's bonus for 1999 or the President's base salary for 2000.

    As with the other executive officers, the compensation of the President is based on all facts and circumstances and the total mix of information rather than related to any specific measures of performance. The stock option compensation committee has access to numerous performance measures and financial statistics prepared by TDS's financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. The stock option compensation committee is not limited in its analysis to the information presented to it by the President or available from financial personnel and may consider other factual or subjective factors as the members of such committee deem appropriate in their compensation decisions. No specific measures of performance are considered determinative in the compensation of the President. Instead, all the facts and circumstances are taken into consideration by the stock option compensation committee in its executive compensation decisions. Ultimately, it is the informed judgment of the stock option compensation committee, based on the information provided by the Vice President--Human Resources, that determines the salary and bonus for the President, this being based on the total mix of information rather than on any specific measures of performance.

    As discussed above for the other executive officers, the primary focus of TDS is increasing long-term shareholder value through growth, measured primarily in such terms as revenues, customer units in service, operating cash flow (operating income plus depreciation and amortization) and operating income. However, as discussed above, there is no quantifiable or direct relationship between compensation and such or any other measures of performance. Instead, such compensation decisions are made subjectively considering such performance measurers, as well as all other facts and circumstances in general terms.

    The stock option compensation committee believes that the annual total base salary and bonus compensation of the President has been set at a level less than an average level for equally responsible executives at companies which it considers comparable. Each of the members of the stock option compensation committee base this belief on his or her personal assessment and judgment of the President's responsibilities in comparison to those of the chief executive officers and chief operating officers of the companies included in the peer group index described below under "Stock Performance Chart", as well as other companies in the telecommunications industry and other industries with similar characteristics, based on the information prepared by the Vice President--Human Resources, as discussed above. The President has a substantial beneficial interest in TDS, as described below under "Security Ownership of Management", and will benefit together with other shareholders based on the performance of the Company. The stock option compensation committee considers this an important fact in connection with its review and approval or adjustment of the President's salary and bonus.

    The President may also recommend to the stock option compensation committee long-term compensation in the form of additional stock option grants, stock appreciation rights or otherwise for executive officers. The long-term compensation decisions for executive officers will be made by the stock option compensation committee in a manner similar to that described for annual base salary and bonus decisions, except that the stock options will generally vest over several years in a manner which will reflect the goal of relating the long-term compensation of the executive officers, including the President, to increases in shareholder value over the same period.

    The performance of TDS also bears upon the number of stock options which will be awarded and become exercisable with respect to the executive officers. As indicated under the table "Individual Option/SAR Grants in 1999", certain named executive officers received an award in 1999 of Performance Options based on the achievement of certain levels of corporate and individual performance in 1998.

    SECTION 162(m) OF THE CODE. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. For various reasons, TDS does not believe that the $1 million deduction limitation should have a material effect on TDS in the immediate future. If the $1 million deduction limitation is expected to have a material effect on TDS in the future, TDS will consider ways to maximize the deductibility of executive compensation, while retaining the discretion TDS deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    This Executive Officer Compensation Report is submitted by LeRoy T. Carlson, Jr., sole member of the compensation committee and by the stock option compensation committee: George W. Off (Chairman) and Dr. Letitia G. C. Carlson.

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for TDS and includes the following companies: ALLTEL Corp., Centennial Cellular CP (Class A), Century Telephone Enterprise, Citizen Utilities (Ser. B), Rural Cellular Corp. (Class A), Western Wireless Corp. (Class A) and TDS. The peer group no longer includes Frontier Group due to the fact that it was acquired in 1999 and, accordingly, its stock is no longer publicly traded. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                            TDS, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/99)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        TDS      S&P    PEER GROUP
                 500
1994  $100.00  $100.00     $100.00
1995   $86.47  $137.58     $100.66
1996   $80.12  $169.17     $100.39
1997  $103.96  $225.60     $130.69
1998  $101.41  $290.08     $184.44
1999  $286.00  $351.12     $350.84

                                                       1994       1995       1996       1997       1998       1999
                                                     --------   --------   --------   --------   --------   --------
TDS................................................  $100.00    $ 86.47    $ 80.12    $103.96    $101.41    $286.00
S&P 500............................................  $100.00    $137.58    $169.17    $225.60    $290.08    $351.12
Peer Group.........................................  $100.00    $100.66    $100.39    $130.69    $184.44    $350.84

    Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TDS Common Shares, S&P 500 and Peer Group.

    *Cumulative total return assumes reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The sole member of the compensation committee is LeRoy T. Carlson, Jr., President of TDS. The primary function of the compensation committee is to approve the annual salary, bonus and other cash compensation of officers and key employees of TDS other than the President. LeRoy T. Carlson, Jr. is a member of the board of directors of TDS, U.S. Cellular, Aerial and TDS Telecom. LeRoy T. Carlson, Jr. is also the Chairman of U.S. Cellular, Aerial and TDS Telecom and, as such, approves the executive officer annual compensation decisions for U.S. Cellular, Aerial and TDS Telecom. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all its subsidiaries. However, U.S. Cellular and Aerial reimburse TDS for a portion of such compensation pursuant to intercompany agreements between TDS and such subsidiaries. The stock option compensation committee of the board of directors of TDS makes annual compensation decisions for the President of TDS and makes long-term compensation decisions for all executive officers who are employees of TDS. The members of the stock option compensation committee are George W. Off (Chairman) and Dr. Letitia G. C. Carlson. The members of the stock option compensation committee are neither officers nor employees of the Company or any of its subsidiaries nor directors of any of the Company's subsidiaries. Long-term compensation for executive officers who are employees of U.S. Cellular or Aerial are approved by the stock option compensation committees of U.S. Cellular and Aerial respectively. The stock option compensation committees of U.S. Cellular and Aerial are composed of directors of such subsidiaries who are neither officers nor employees of TDS or any of its subsidiaries nor directors of TDS.

    In addition to such compensation committee interlocks and insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.

    OTHER RELATIONSHIPS AND RELATED TRANSACTIONS. Walter C. D. Carlson, a director of TDS, U.S. Cellular and Aerial, Michael G. Hron, the General Counsel and an Assistant Secretary of TDS and U.S. Cellular, the Secretary of Aerial and the Secretary or Assistant Secretary of certain other TDS subsidiaries, William
S. DeCarlo, an Assistant Secretary of TDS and certain TDS subsidiaries, Stephen
P. Fitzell and Sherry S. Treston, each an Assistant Secretary of certain TDS subsidiaries, are partners of Sidley & Austin, the principal law firm of TDS and its subsidiaries. Walter C. D. Carlson is a trustee and beneficiary of a voting trust which controls TDS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    On February 29, 2000, TDS had outstanding and entitled to vote 54,197,342 Common Shares, par value $.01 per share (excluding 1,215,107 Common Shares held by TDS and 484,012 Common Shares held by a subsidiary of the Company); 6,958,391 Series A Common Shares, par value $.01 per share; and 88,057 Preferred Shares, par value $.01 per share.

    Each of the outstanding Common Shares and Preferred Shares is entitled to one vote and each of the outstanding Series A Common Shares is entitled to ten votes. Accordingly, the voting power of all outstanding Series A Common Shares was 69,583,910 votes. The total voting power of all outstanding shares of all classes of capital stock was 123,869,309 votes at February 29, 2000 with respect to matters other than the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of February 29, 2000, or the latest practicable date, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned by each director and nominee for director of TDS, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                               AMOUNT AND               PERCENT OF
                                                               NATURE OF                SHARES OF    PERCENT OF
      NAME OF INDIVIDUAL OR                                    BENEFICIAL    PERCENT      COMMON       VOTING
   NUMBER OF PERSONS IN GROUP           TITLE OF CLASS        OWNERSHIP(1)   OF CLASS     STOCK       POWER(2)
   --------------------------           --------------        ------------   --------   ----------   ----------
LeRoy T. Carlson, Jr.,
Walter C. D. Carlson,
Letitia G. C. Carlson and
Donald C. Nebergall(3)...........  Series A Common Shares       6,359,808      91.4%       10.4%        51.3%
LeRoy T. Carlson, Jr.,
Sandra L. Helton,
C. Theodore Herbert,
Peter L. Sereda,
and Michael G. Hron(4)...........  Common Shares                    1,008         *           *            *
                                   Series A Common Shares         146,576       2.1           *          1.2
LeRoy T. Carlson, Jr.,
Sandra L. Helton,
C. Theodore Herbert,
Peter L. Sereda,
and Michael G. Hron(5)...........  Common Shares                  106,665         *           *            *

                                                               AMOUNT AND               PERCENT OF
                                                               NATURE OF                SHARES OF    PERCENT OF
      NAME OF INDIVIDUAL OR                                    BENEFICIAL    PERCENT      COMMON       VOTING
   NUMBER OF PERSONS IN GROUP           TITLE OF CLASS        OWNERSHIP(1)   OF CLASS     STOCK       POWER(2)
   --------------------------           --------------        ------------   --------   ----------   ----------
LeRoy T. Carlson (6)(12).........  Common Shares                  131,581         *           *            *
                                   Series A Common Shares          52,001         *           *            *
LeRoy T. Carlson, Jr.(7)(12).....  Common Shares                  191,893         *           *            *
                                   Series A Common Shares          16,988         *           *            *
Walter C. D. Carlson(8)..........  Common Shares                      105         *           *            *
                                   Series A Common Shares             833         *           *            *
Letitia G. C. Carlson(9).........  Common Shares                       80         *           *            *
                                   Series A Common Shares             900         *           *            *
Sandra L. Helton(12).............  Common Shares                   27,032         *           *            *
James Barr III(12)...............  Common Shares                   24,322         *           *            *
Murray L. Swanson(10)............  Common Shares                      229         *           *            *
                                   Series A Common Shares           2,515         *           *            *
Donald C. Nebergall(11)..........  Common Shares                    1,781         *           *            *
Herbert S. Wander................  Common Shares                      845         *           *            *
George W. Off....................  Common Shares                    1,658         *           *            *
Martin L. Solomon................  Common Shares                   10,487         *           *            *
Kevin A. Mundt...................  Common Shares                      198         *           *            *
H. Donald Nelson(10).............  Common Shares                    8,258         *           *            *
All directors, director nominees   Common Shares
and executive officers as a group  Series A Common Shares
(28 persons)(10)(12).............                                 932,586       1.7%        1.5%           *
                                                                6,591,540      94.7%       10.8%        53.2%

------------

*   Less than 1%

(1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2) Represents the percent of voting power in matters other than the election of directors.

(3) The shares listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate longstanding relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: Margaret D. Carlson (wife of LeRoy T. Carlson), LeRoy T. Carlson, Jr., Walter C. D. Carlson, Prudence E. Carlson, Letitia G. C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson) and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution.

(4) Voting and investment control is shared by the persons named as members of the investment management committee of the TDS employees' pension trust and the wireless companies' pension plan. Such members disclaim beneficial ownership of such shares, which are held for the benefit of plan participants.

(5) Voting and investment control with respect to Company-match shares is shared by the persons named as members of the investment management committee of the TDS tax-deferred savings trust. Does not include 148,515 shares acquired by trust employee contributions for which voting and investment control is passed-through to plan participants. The members of the investment management committee disclaim beneficial ownership of such shares, except for shares held in such plan for their benefit.

(6) Includes 52,001 Series A Common Shares held by Mr. Carlson's wife.
    Mr. Carlson disclaims beneficial ownership of such shares. Does not include 224,394 Series A Common Shares held for the benefit of LeRoy T. Carlson, 632,558 Series A Common Shares held for the benefit of Mr. Carlson's wife or 51,046 Series A Common Shares held for the benefit of certain grandchildren of Mr. Carlson (an aggregate of 907,998 shares, or 13.0% of class) in the voting trust described in footnote (3). Beneficial ownership is disclaimed as to Series A Common Shares held for the benefit of his wife and grandchildren in such voting trust.

(7) Does not include 1,077,533 Series A Common Shares (15.5% of class) held in the voting trust described in footnote (3), of which 1,036,982 shares are held for the benefit of LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed with respect to an aggregate of 40,551 Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(8) Does not include 1,102,274 Series A Common Shares (15.8% of class) held in the voting trust described in footnote (3), of which 1,068,345 shares are held for the benefit of Walter C. D. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 33,929 Series A Common Shares held for the benefit of his wife and children in such voting trust.

(9) Does not include 1,075,048 Series A Common Shares (15.5% of class) held in the voting trust described in footnote (3), of which 1,061,725 shares are held for the benefit of Letitia G. C. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 13,323 Series A Common Shares held for the benefit of her husband and children in such voting trust.

(10) Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(11) Does not include 647,043 Series A Common Shares (9.3% of class) held as trustee under trusts for the benefit of the heirs of LeRoy T. and Margaret
    D. Carlson and an educational institution, or 272 Series A Common Shares held for the benefit of Donald C. Nebergall, which are included in the voting trust described in footnote (3).

(12) Includes the following number of Common Shares that may be purchased pursuant to stock options which are currently exercisable or exercisable within 60 days: Mr. LeRoy T. Carlson, 125,008 shares; Mr. LeRoy T. Carlson, Jr., 176,767 shares; Ms. Helton, 24,000 shares (plus 2,000 shares of restricted stock subject to future vesting); Mr. Barr, 20,000 shares; all other executive officers, 373,275 shares; and all directors and officers as a group, 719,020 shares.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 29, 2000, or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS's stock records as of such date. The nature of beneficial ownership in this table is sole voting and investment power except as otherwise set forth in footnotes thereto.

                                                                                        PERCENT OF
                                                                                        SHARES OF
                                                                SHARES OF    PERCENT      COMMON      PERCENT OF
      SHAREHOLDER'S NAME AND ADDRESS         TITLE OF CLASS    CLASS OWNED   OF CLASS     STOCK      VOTING POWER
      ------------------------------        ----------------   -----------   --------   ----------   ------------
Gabelli Funds, Inc.(1)
  One Corporate Center
  Rye, New York 10580.....................  Common Shares       6,343,525      11.7%       10.4%          5.1%
Franklin Mutual Advisers, LLC(2)
  51 John F. Kennedy Parkway
  Short Hills, New Jersey 07078...........  Common Shares       4,951,675       9.1%        8.1%          4.0%
AXA Financial, Inc.(3)
  1290 Avenue of the Americas
  New York, New York 10104................  Common Shares       3,191,837       5.9%        5.2%          2.6%
Marlene Click
  Dayton, Ohio 45458......................  Preferred Shares       11,417      12.6%        N/A             *
Adelene M. Lewis
  London, Kentucky 40741..................  Preferred Shares       12,000      13.3%        N/A             *
Edward A. Mattingly
  London, Kentucky 40744..................  Preferred Shares        7,000       7.8%        N/A             *
Ronnie C. Stewart
  Hyden, Kentucky 41749...................  Preferred Shares        5,000       5.6%        N/A             *

------------

*   Less than 1%

(1) Based upon a Schedule 13D (Amendment No. 8) filed with the SEC. Includes shares held by the following affiliates: Gabelli Funds, LLC--2,232,300 shares; ALCE Partners, L.P.--1,000 shares; GAMCO Investors, Inc.--4,079,425 shares; Gemini Capital Management Ltd.--16,000 shares; Gabelli Global Partners L.P.--3,245 shares; Gabelli Global Partners Ltd.--1,755 shares; Mario J. Gabelli--2,500 shares; and other--7,300 shares. In such
    Schedule 13D filing, such group has reported sole voting power with respect to 6,213,725 shares and sole dispositive power with respect to 6,343,525 shares.

(2) Based on the most recent Schedule 13G filed with the SEC (Amendment No. 2). Such Schedule 13G reports that Franklin Mutual Advisers, Inc. exercised sole voting and investment power with respect to all such shares. Such
    Schedule 13G is also filed on behalf of Franklin Resources, Inc., the parent holding company of Franklin Mutual Advisers, LLC, and by Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of such parent holding company.

(3) Based on the most recent Schedule 13G (Amendment No. 14) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States--820,700 shares; AXA Rosenburg
    (US)--78,000 shares; Alliance Capital Management, L.P.--2,263,156 shares; Wood, Struthers & Winthrop Management Corp.--27,400 shares; and Donaldson Lufkin & Jenrette Securities Corporation--2,581 shares. In such
    Schedule 13G, AXA reported sole voting power with respect to 1,796,990 shares, shared voting power with respect to 1,320,900 shares, sole dispositive power with respect to 3,113,256 shares and shared dispositive power with respect to 78,581 shares. This Schedule 13G is also filed on behalf of AXA Courtage Assurance Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle and AXA, corporations organized under the laws of France that are affiliates of AXA Financial, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require the Company's directors and officers, and persons who are deemed to own more than ten percent of the Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of Common Shares. The reporting persons are also required to furnish TDS with copies of all such reports they file.

    Based on a review of copies of such reports furnished to TDS by the reporting persons and written representations by directors and officers of TDS, TDS believes that all filing requirements under Section 16 of the Securities Exchange Act applicable to the reporting persons during and with respect to 1999 were complied with on a timely basis, except as follows:

    Certain accounts in which Martin L. Solomon participates acquired and then disposed of 270 Common Shares. No reports under Section 16 have been filed to report such transactions. Mr. Solomon is seeking information about such transactions in order to permit the required information to be reported.

                                   PROPOSAL 2
                         INDEPENDENT PUBLIC ACCOUNTANTS

    We anticipate continuing the services of Arthur Andersen as independent public accountants for the current fiscal year. Representatives of Arthur Andersen, who served as independent public accountants for the last fiscal year, are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the annual meeting or submitted in writing prior thereto.

    We are not required to obtain shareholder ratification of the selection of Arthur Andersen as our independent public accountants by the Bylaws or otherwise. However, as a matter of good corporate practice, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the annual meeting. Should the shareholders fail to ratify the selection of Arthur Andersen as independent public accountants, the board of directors will consider whether to retain such firm for the year ending December 31, 2000.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                                   PROPOSAL 3
        SHAREHOLDER PROPOSAL WHICH IS OPPOSED BY THE BOARD OF DIRECTORS

    The following proposal, including a supporting statement, was submitted by a shareholder of the Company, and is required to be included in the Company's proxy statement under the rules of the Securities and Exchange Commission. TDS will provide information with respect to the full name and address of the proponent and the number of Common Shares held by the proponent to any person orally or in writing, as requested, promptly upon the receipt of an oral or written request therefor. TDS has included the text of the proposal and supporting statement below exactly as received from the proponent. TDS does not support and disclaims all responsibility for the content of the following proposal and its supporting statement. For the reasons set forth below the material submitted by the proponent, the board of directors of TDS does not believe the following shareholder proposal is in the best interests of TDS and its shareholders, and recommends that shareholders vote "AGAINST" the following proposal:

                     RESOLUTION TO TELEPHONE & DATA SYSTEMS

    WHEREAS, the Board's practices in governing the Company's affairs can significantly affect the value of the shareholders' investments;

    WHEREAS, shareholders have a legitimate interest in evaluating the composition of the Board, in order to assess the Board's ability to represent shareholders' interests;

    WHEREAS, the Company's current Board structure raises serious questions about the Board's capacity to act independently of management if necessary.

    RESOLVED, that the shareholders request that the Company adopt, and communicate to shareholders, a policy to move rapidly to reconfigure the board of directors so that a substantial majority of directors are independent, and the board has Audit, Compensation and Nominating committees that consist entirely of independent directors. An "independent director" is one who is not a present or former employee of the Company and has no significant financial or personal ties, other than stock ownership, to the Company or management.

                              SUPPORTING STATEMENT

    TIAA-CREF is a long-term shareholder with investments in more than 2,500 U.S. corporations, including a significant investment in Telephone & Data Systems, Inc. We believe the primary responsibility of a board of directors is fostering a company's long-term success, consistent with the board's fiduciary obligation to shareholders. To fulfill best that responsibility and thereby enhance a company's ability to produce long-term shareholder value, a substantial majority of the board should be independent directors, and certain key committees should be composed entirely of independent directors.

    Unlike the boards of most large U.S. Companies, a majority of Telephone & Data Systems directors are either officers or ex-officers of the company, or have business and/or family ties with the company or its officers. This lack of board independence is facilitated by the company's dual class stock structure.

    The existence of a board that lacks a substantial majority of independent directors is inimical to effective oversight on behalf of all shareholders and to the long-term success of Telephone & Data Systems, in our view.

    We believe an independent board is an essential component of any effective corporate governance system. An independent board can best represent all shareholders and inspire shareholder confidence in the quality and impartiality of its decision-making processes and the decisions themselves, without the appearance of conflicts of interest. We acknowledge the importance of input of people with intimate knowledge of a company in board or committee deliberations, but we believe key management executives can take an active part in board discussions without being board members.

    Because having a truly independent board structure is important in gaining shareholders' confidence, and, ultimately, in enhancing the company's long-term value, we ask that this resolution be adopted.

    STATEMENT BY THE BOARD OF DIRECTORS OF TDS IN OPPOSITION TO THE PROPOSAL

    TDS has consistently sought to add to its board of directors eminently qualified individuals whom TDS believes would provide substantial benefit and guidance to TDS. TDS believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and, accordingly, finds this shareholder proposal to be unduly restrictive and wholly inappropriate.

    The proposal seeks to impose "independence" requirements that are broad, arbitrary and unwarranted. TDS's directors are subject to the same fiduciary duties to TDS and its shareholders regardless of whether or not they are now or have been previously officers of TDS, or have other business and/or family ties to TDS or its officers. To restrict the election of individuals who have been officers of TDS in the past is excessively broad. An individual who has previously been an officer of TDS will not necessarily possess any lesser degree of independence and objectivity than someone who has not previously been an officer of TDS. Similarly, it cannot be assumed that a director who is currently an officer or has other business ties with TDS or its officers will not act with objectivity or in the best interests of the shareholders. Furthermore, the proposal would place limitations on the election of individuals who have family ties with TDS or its officers, even though such relationships would not necessarily interfere with a person's independence, objectivity or competence to serve as a director.

    TDS's board of directors includes several persons who have a significant equity or financial interest in TDS. Individuals who have a significant equity or financial interest in TDS may be the most qualified persons to protect and advance the interests of TDS and its shareholders. If the board of directors were to adopt the narrow definition of "independence" set forth in this shareholder proposal, TDS could be precluded from nominating as directors persons who have a significant equity or financial interest in TDS because of an employment or personal relationship. Thus, the proposal would unnecessarily restrict the ability of TDS to nominate for election as directors persons who are often the most knowledgeable and familiar with TDS and its operations, or are otherwise in the best position to further the interests of TDS and its shareholders.

    Contrary to the suggestion in the proponent's statement, the board of directors does not believe that the existence of a board that lacks a substantial majority of independent directors is inimical to effective oversight on behalf of all shareholders and to the long-term success of TDS. On the contrary, the board believes that the approval of the proponent's proposal would tend to diminish the long-term success of TDS. Many of the current directors who would be excluded from serving if the proponent's proposal were adopted have substantial equity interests in TDS. The board does not believe that TDS or its shareholders would be better served by removing directors who have substantial interests in TDS.

    Certain decisions, which may involve a potential conflict of interest, may be considered and made by outside directors. From time to time, in accordance with Delaware law, TDS may appoint a special committee of independent directors to consider matters in which other directors may have a conflict of interest. The stock option compensation committee, which administers TDS's stock option and long-term incentive compensation plans, consists solely of directors who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and as "non-employee directors" under Section 16 of the Securities Exchange Act of 1934. In addition, the audit committee, which oversees TDS's financial reporting and TDS's internal control system, includes a majority of directors who qualify as independent directors under the rules of the American Stock Exchange. Under new rules of the American Stock Exchange, after a transition period and subject to a very limited exception, the audit committee will need to consist entirely of independent directors. Although TDS does not have a nominating committee, this function is handled by the full board of directors, which includes independent directors.

    Although the current rules of the American Stock Exchange only require that TDS have two independent directors, TDS has four directors who qualify as independent under the rules of the American Stock Exchange. Three of these independent directors were elected by the holders of Common Shares and certain series of Preferred Shares. Other directors, including the other independent director, are elected by the holders of Series A Common Shares and certain series of Preferred Shares. The election and qualification of all directors is governed by the rules of the American Stock Exchange, Delaware law and the TDS charter. While the board recognizes the important role of independent directors, it believes that the imposition of additional constraints on the director selection process beyond the requirements of the American Stock Exchange, applicable law and the TDS charter would be undesirable.

    The board believes that this proposal too narrowly defines the concept of "independence" as it applies to directors. The board believes that it would be imprudent to adopt and apply the criteria set forth in the proposal without evaluating the substance of each relationship in question and the overall qualifications of each board nominee. This proposal restricts rather than enhances TDS's ability to identify the most qualified individuals to serve as directors. Shareholders ultimately decide on the composition of the board. Holders of Series A Common Shares and certain Preferred Shares are entitled to cast or withhold their votes with respect to nominees for election as directors by such group of holders, and holders of Common Shares and certain Preferred Shares are entitled to cast or withhold their votes with respect to nominees for election as directors by such group of holders. Any shareholder who feels that a particular nominee to be elected by such shareholder's voting group is not qualified to serve as a director by reason of lack of independence or otherwise is free to withhold his or her vote from such director. The shareholder proposal, if implemented, would merely limit the freedom of choice presently enjoyed by TDS's shareholders. Accordingly, the board of directors does not recommend that this shareholder proposal be adopted.

    THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS PROPOSAL.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation-Compensation Committee Interlocks and Insider Participation."

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Proposals of shareholders intended to be included in TDS's proxy statement and form of proxy relating to the 2001 annual meeting of shareholders must be received by the Company at its principal executive offices not later than December 20, 2000.

    Proposals by shareholders intended to be presented at the 2001 annual meeting of shareholders must be received by TDS at its principal executive offices not earlier than December 20, 2000 and not later than January 19, 2001 for consideration at the 2001 annual meeting of shareholders. Since this period will expire at least 45 days prior to the date of the proxy statement for the 2001 annual meeting (assuming the the normal mailing and meeting schedule), the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any matter that may properly come before the meeting or any adjournment thereof. However, if the date of the 2001 annual meeting of shareholders is changed by more than thirty calendar days from the date of our 2000 annual meeting of shareholders, shareholder proposals must be received by TDS not later than the close of business on the tenth day following the date of public notice of the date of the 2001 annual meeting of shareholders.

                            SOLICITATION OF PROXIES

    Your proxy is being solicited by the board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by mail, advertisement, telephone, telegraph, in person or other methods. None of such persons will receive additional compensation for such solicitations. The Company has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $7,500 plus reimbursement of out-of-pocket expenses. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                             FINANCIAL INFORMATION

    WE WILL FURNISH YOU WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN OR ORAL REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO ANY SUCH DOCUMENTS UPON PAYMENT OF A REASONABLE FEE WHICH SHALL NOT EXCEED OUR REASONABLE EXPENSES INCURRED THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602, TELEPHONE (312) 630-1900.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters properly are brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          [SIGNATURE]

                                          Gregory J. Wilkinson
                                          VICE PRESIDENT AND SECRETARY

   ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

PROXY                                                                     PROXY


              PROXY FOR SERIES A COMMON SHARES SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                         TELEPHONE AND DATA SYSTEMS, INC.
                            TO BE HELD ON MAY 19, 2000

     The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2000 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 19, 2000, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3. IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD).

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                   TRIANGLE FOLD AND DETACH HERE TRIANGLE



          Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.


              [Series A Common Stock -- Green Ink]

                     TELEPHONE AND DATA SYSTEMS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3.

                                           FOR         WITHHOLD         FOR ALL
                                           ALL           ALL            EXCEPT

1. Election of Class I Directors           / /            / /             / /
   (Nominees: 01-J. Barr III,
   02-S. Helton and 03-G. Off)

                         _________________________________
                         (Except nominee(s) written above


                                           FOR          AGAINST         ABSTAIN
2. Ratify Accountants for 2000             / /            / /             / /

                                           FOR          AGAINST         ABSTAIN
3. Shareholder Proposal                    / /            / /             / /

4. In accordance with their discretion,
   to vote upon all other matters that
   may properly come before said Annual
   Meeting and any adjournment thereof,
   including matters incidental to the
   conduct of the meeting.

                                              Dated: ___________________, 2000

                                              Please Sign Here ________________

                                              _________________________________
                                              NOTE:  Please date this proxy
                                              and sign it exactly as your
                                              name or names appear. All joint
                                              owners of shares should sign.
                                              State full title when signing
                                              as executor, administrator,
                                              trustee, guardian, etc. Please
                                              return signed proxy in the
                                              enclosed envelope.

                  TRIANGLE  FOLD AND DETACH HERE  TRIANGLE


          Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.

                [Series A Common Stock -- Green Ink]

PROXY                                                                     PROXY

     PROXY FOR PREFERRED SHARES ISSUED AFTER OCTOBER 31, 1981 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        TELEPHONE AND DATA SYSTEMS, INC.
                          TO BE HELD ON MAY 19, 2000

     The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares issued after October 31, 1981 that the undersigned would be entitled to vote if then personally present at the 2000 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 19, 2000, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3. IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR THE NOMINEES HAS BEEN WITHHELD).

                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

               TRIANGLE FOLD AND DETACH HERE TRIANGLE

     Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.



               [Preferred After 10/31 -- Blue Ink]

PROXY                                                                     PROXY

                       TELEPHONE AND DATA SYSTEMS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1,
           "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3.

                                    FOR     WITHHOLD   FOR ALL
                                    ALL       ALL      EXCEPT

1. Election of Class I Directors     / /       / /        / /
   (Nominees: 01-J. Barr III,
   02-S. Helton and 03-G. Off)



                                  ________________________________
                                  (Except nominee(s) written above)


2. Ratify Accountants for 2000     FOR      AGAINST   ABSTAIN

                                   / /        / /       / /


3. Shareholder Proposal            FOR      AGAINST   ABSTAIN

                                   / /        / /       / /





4. In accordance with their
   discretion, to vote upon all
   other matters that may properly
   come before said Annual Meeting
   and any adjournment thereof,
   including matters incidental to
   the conduct of the meeting.



                                         Dated:____________________, 2000


                                         Please Sign Here:_______________

                                                          _______________

                                         NOTE: Please date this proxy and
                                         sign it exactly as your name or
                                         names appear. All joint owners
                                         of shares should sign. State full
                                         title when signing as executor,
                                         administrator, trustee, guardian,
                                         etc. Please return signed proxy
                                         in the enclosed envelope.




               TRIANGLE FOLD AND DETACH HERE TRIANGLE


     Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.


               [Preferred After 10/31 -- Blue Ink]

PROXY                                                                     PROXY

    PROXY FOR PREFERRED SHARES ISSUED BEFORE OCTOBER 31, 1981 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                      TELEPHONE AND DATA SYSTEMS, INC.
                          TO BE HELD ON MAY 19, 2000

The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares issued before October 31, 1981 that the undersigned would be entitled to vote if then personally present at the 2000 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 19, 2000, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3. IF THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                     TRIANGLE FOLD AND DETACH HERE TRIANGLE

              Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.


                [Preferred Prior to 10/31 -- Red Ink]

                        TELEPHONE AND DATA SYSTEMS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3.

                                    FOR    WITHHOLD

1.   Election of Class I Director
     (Nominee: M.Solomon)           / /      / /


                                    FOR    AGAINST  ABSTAIN
2.   Ratify Accountants for
     2000                           / /      / /      / /


                                    FOR    AGAINST  ABSTAIN
3.   Shareholder Proposal           / /      / /       / /

4. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual
   Meeting and any adjournment thereof,
   including matters incidental to the
   conduct of the meeting.


                                      Dated: __________________________, 2000

                                      Please Sign Here: _______________________

                                      _________________________________________
                                      Note: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

                   TRIANGLE FOLD AND DETACH HERE TRIANGLE

         Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.



                 [Preferred Prior to 10/31 -- Red Ink]

PROXY                                                                     PROXY

                      PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
           THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                          TELEPHONE AND DATA SYSTEMS, INC.
                            TO BE HELD ON MAY 19, 2000

    The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald C. Nebergall, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2000 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Friday, May 19, 2000, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3. IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD).

                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

     Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.

                       TELEPHONE AND DATA SYSTEMS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1,
            "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3.

                                    FOR     WITHHOLD
1. Election of Class I Director     / /       / /
   (Nominee: M. Solomon)





                                   FOR      AGAINST   ABSTAIN
2. Ratify Accountants for 2000     / /        / /       / /

                                   FOR      AGAINST   ABSTAIN
3. Shareholder Proposal            / /        / /       / /



4. In accordance with their
   discretion, to vote upon all
   other matters that may properly
   come before said Annual Meeting
   and any adjournment thereof,
   including matters incidental to
   the conduct of the meeting.



                                         Dated:____________________, 2000

                                         Please Sign Here _______________

                                         _________________________________

                                         NOTE: Please date this proxy and
                                         sign it exactly as your name or
                                         names appear. All joint owners
                                         of shares should sign. State full
                                         title when signing as executor,
                                         administrator, trustee, guardian,
                                         etc. Please return signed proxy
                                         in the enclosed envelope.




                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE


     Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Harris Trust and Savings Bank.